Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

On August 6, 2014, The Cooper Companies, Inc. (“Cooper” or the “Company”) and CooperVision (UK) Holdings Limited, an indirect subsidiary of the Company, completed the acquisition of the entire issued share capital of Sauflon Pharmaceuticals Limited (“Sauflon”) for £635.9 million (approximately $1,075 million) in cash, including a net debt adjustment amount pursuant to the Purchase Agreements, and £34.4 million (approximately $58 million) in the form of loan notes issued by Cooper. Cooper also assumed third-party debt of Sauflon of approximately £46.5 million (approximately $79 million). U.S. dollar amounts are based on the August 5, 2014 exchange rate of U.S. $1.69 per British pound, as published by The Wall Street Journal. The significant terms of the Purchase Agreement were previously reported by the Company on June 30, 2014 in the Current Report on Form 8-K filed on that date.

The following unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and accompanying notes of the Company included in its Annual Report on Form 10-K for the year ended October 31, 2013 and Form 10-Q for the nine months ended July 31, 2014. Sauflon’s audited financial statements and accompanying notes for the year ended October 31, 2013 and unaudited financial information for the nine months ended July 31, 2014 are presented above in this Amendment No. 1. The presentation of the unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on July 31, 2014 and includes items that are directly attributable to the acquisition, factually supportable and that either have a continuing impact or are nonrecurring. The presentation of the unaudited pro forma condensed combined statements of income reflects the combined results of operations as if the acquisition had occurred at November 1, 2012, the beginning of the Company’s 2013 fiscal year, and excludes items related to the acquisition that are nonrecurring and includes items that are directly attributable to the acquisition, expected to have a continuing impact, and factually supportable. Also, the unaudited pro forma condensed combined financial information gives effect to certain adjustments necessary to conform Sauflon’s financial statements that were prepared under generally accepted accounting practices in the U.K. to U.S. GAAP.

The preliminary allocation of the purchase price presented below, in Note 2, and used to prepare the unaudited pro forma financial information, is based on a preliminary valuation of assets acquired and liabilities assumed. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analysis is performed. The preliminary pro forma purchase price adjustments have been made solely for the purposes of providing the unaudited pro forma financial statements included herewith. A final determination of these fair values shall be based on the actual net tangible and intangible assets of Sauflon that exist as of the closing date of the transaction. In addition, the unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of results that would have occurred had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma financial information does not purport to be indicative of the future financial position or operating results of the combined operations. There were no transactions between the Company and Sauflon during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The historical financial information and pro forma adjustments in the pro forma financial information have been translated from pounds sterling to U.S. dollars using historic exchange rates. The average exchange rates applicable to the Company during the periods presented for the pro forma statements of income and the period end exchange rate for the pro forma balance sheet are as follows:

		GBP/USD
Year ended October 31, 2013	Average rate	$1.5612
Nine months ended July 31, 2014	Average rate	$1.6635
July 31, 2014	Spot rate	$1.6883

THE COOPER COMPANIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AT JULY 31, 2014

(In USD thousands)

	TCC Historical July 31, 2014	US GAAP Sauflon Historial July 31, 2014	Pro Forma Adjustments (Note 2)	Ref	Pro-Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$173,786	$9,626	$(109,437)	a, d, e	$73,975
Trade accounts receivable, net	261,964	42,648			304,612
Inventories	353,384	36,413			389,797
Deferred tax assets	39,445	580			40,025
Prepaid expense and other current assets	67,234	8,466	(1,603)	e	74,097

Total current assets	895,813	97,733	(111,040)		882,506

Property, plant and equipment, net	843,413	85,975	205	a	929,593
Goodwill	1,390,911	—	858,192	a, b	2,249,103
Other intangibles, net	176,292	592	278,908	a, b	455,792
Deferred tax assets	18,633	—			18,633
Other assets	42,312	—	611	e	42,923

	$3,367,374	$184,300	$1,026,876		$4,578,550

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$46,492	$991	$56,963	a, d	$104,446
Accounts payable	87,209	18,506			105,715
Employee compensation and benefits	59,517	2,289			61,806
Other current liabilities	104,469	21,433	7,342	c	133,244

Total current liabilities	297,687	43,219	64,305		405,211

Long-term debt	301,449	84,378	965,622	d	1,351,449
Deferred tax liabilities	26,152	703	60,090	b	86,945
Accrued pension liability and other	65,809	2,109			67,918

Total liabilities	691,097	130,409	1,090,017		1,911,523

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	5,097	443	(443)	g	5,097
Additional paid-in capital	1,375,314	—			1,375,314
Accumulated other comprehensive loss	(726)	(797)	797	g	(726)
Retained earnings	1,548,037	54,245	(63,495)	g	1,538,787
Treasury stock	(270,649)	—			(270,649)

Total Cooper’s shareholders’ equity	2,657,073	53,891	(63,141)		2,647,823

Noncontrolling interests	19,204	—	—		19,204

Stockholders’ equity	2,676,277	53,891	(63,141)		2,667,027

	$3,367,374	$184,300	$1,026,876		$4,578,550

See accompanying notes to unaudited pro forma condensed combined financial statements.

THE COOPER COMPANIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED JULY 31, 2014

(In USD thousands, except per share amounts)

	TCC Historical Nine Months Ended July 31, 2014	US GAAP Sauflon Historical Nine Months Ended July 31, 2014	Pro Forma Adjustments (Note 2)	Ref	Pro Forma Combined

Net sales	$1,249,779	$140,437			$1,390,216
Cost of sales	437,761	69,573			507,334

Gross profit	812,018	70,864			882,882
Selling, general and administrative	475,095	56,327	$(5,592)	c	525,830
Research and development expense	48,077	2,072			50,149
Amortization of intangibles	21,735	106	22,208	b	44,049

Operating income	267,111	12,359	(16,616)		262,854
Interest expense	4,713	4,527	6,400	e	15,640
Other expense (income), net	739	(2,877)			(2,138)

Income before income taxes	261,659	10,709	(23,016)		249,352
Provision for income taxes	21,087	4,016	(7,462)	f	17,641

Net income	240,572	6,693	(15,554)		231,711
Less: Income attributable to noncontrolling interests	1,502	—			1,502

Net income attributable to Cooper stockholders	$239,070	$6,693	$(15,554)		$230,209

Earnings per share attributable to Cooper stockholders - basic	$4.98				$4.80

Earnings per share attributable to Cooper stockholders - diluted	$4.89				$4.71

Number of shares used to compute earnings per share:
Basic	47,990				47,990

Diluted	48,901				48,901

See accompanying notes to unaudited pro forma condensed combined financial statements.

THE COOPER COMPANIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

FOR THE YEAR ENDED OCTOBER 31, 2013

(In USD thousands, except per share amounts)

	TCC Historical Year ended October 31, 2013	US GAAP Sauflon Historical Year ended October 31, 2013	Pro Forma Adjustments (Note 2)	Ref	Pro Forma Combined

Net sales	$1,587,725	$158,599			$1,746,324
Cost of sales	560,917	77,172			638,089

Gross profit	1,026,808	81,427			1,108,235
Selling, general and administrative	610,735	54,457			665,192
Research and development	58,827	2,072			60,899
Amortization of intangible assets	30,239	92	$29,660	b	59,991
Loss on divestiture of subsidiary	21,062	—			21,062

Operating income	305,945	24,806	(29,660)		301,091
Interest expense	9,168	5,540	9,255	e	23,963
Gain on insurance proceeds	14,084	—			14,084
Other expense (income), net	(1,410)	(781)			(2,191)

Income before income taxes	312,271	20,047	(38,915)		293,403
Provision for income taxes	15,365	2,651	(10,227)	f	7,789

Net income	296,906	17,396	(28,688)		285,614
Less: Income attributable to noncontrolling interests	755	—			755

Net income attributable to Cooper stockholders	$296,151	$17,396	$(28,688)		$284,859

Earnings per share attributable to Cooper stockholders - basic	$6.09				$5.86

Earnings per share attributable to Cooper stockholders - diluted	$5.96				$5.73

Number of shares used to compute earnings per share:
Basic	48,615				48,615

Diluted	49,685				49,685

See accompanying notes to unaudited pro forma condensed combined financial statements.

THE COOPER COMPANIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Preparation

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Company and Sauflon after giving effect to the acquisition using the purchase method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and applying the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on July 31, 2014. The unaudited pro forma condensed combined statements of income for the nine months ended July 31, 2014 and the twelve months ended October 31, 2013 are presented as if the acquisition had occurred on November 1, 2012, the beginning of the Company’s fiscal year. Certain items in the historical financial statements of Sauflon have been reclassified to conform to the Company’s financial reporting presentation as shown below. There have been no changes in historical operating income or historical net income for any period as a result of these reclassifications.

Summary of Reclassification Adjustments for Sauflon:

USD(‘000)	Converted US GAAP Results	Reclassification Adjustments to Conform to Cooper Presentation	Amounts Presented
12 months ended October 31, 2013
Cost of sales	$53,879	$23,293	$77,172
Selling, general and administrative	79,914	(25,457)	54,457
Research and development	—	2,072	2,072
Amortization of intangible assets	—	92	92

Total	$133,793	$—	$133,793

9 months ended July 31, 2014
Cost of sales	$46,142	$23,431	$69,573
Selling, general and administrative	81,936	(25,609)	56,327
Research and development	—	2,072	2,072
Amortization of intangible assets		106	106

Total	$128,078	$—	$128,078

THE COOPER COMPANIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2. Pro Forma Adjustments

(a)	Purchase Price Allocation

For pro forma purposes, we have preliminarily allocated the purchase price to the net tangible and intangible assets based on their estimated fair values. Therefore, the assets acquired and liabilities assumed, including intangible assets, presented in the table below are provisional and will be finalized after the Company receives and reviews all available data as soon as practicable and not later than one year from the acquisition date.

The following table is a summary of the preliminary purchase price allocation including preliminary estimates of the fair value of net assets acquired and the resulting goodwill of the acquisition of Sauflon, as reflected in the unaudited pro forma condensed consolidated balance sheet at July 31, 2014:

July 31, 2014 USD(‘000)
Cash paid at closing	1,073,151
Loan notes issued [1]	57,953

Total Purchase Price*	1,131,104

Trademarks	7,200
Technology	138,200
Shelf space and market share [2]	39,400
License and distribution rights and other [3]	51,600
In-process research and development	43,100
Goodwill	798,100

Total Intangible Assets	1,077,600

Sauflon historical net tangible assets	53,891
Property, plant and equipment fair value adjustment	205
Less: Sauflon historical intangible assets value	(592)

Total Purchase Price	1,131,104

*	U.S. dollar amounts are based on the actual August 6, 2014 exchange rates of the U.S. dollar to the British pound and euro.
[1]

Part of the consideration paid includes $58 million in the form of loan notes issued by the Company. This has been recorded as short term debt in the pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet.

[2]	Shelf space and market share is identified customer relationship intangible assets related to the acquisition of Sauflon.
[3]	License and distribution rights and other is identified non-compete agreements related to the acquisition of Sauflon.

THE COOPER COMPANIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(b)	Acquired Intangible Assets

The acquired intangible assets and related amortization expense based on the preliminary estimate of fair value for the year ended October 31, 2013 and nine months ended July 31, 2014 are as follows:

	Preliminary Fair Value USD(‘000)	Useful Lives (years)	Amortization Expense (USD’000)
			October 31, 2013	July 31, 2014
Intangible Assets
Trademarks	7,200	10	720	540
Technology	138,200	10	13,820	10,365
Shelf space and market share	39,400	15	2,627	1,970
License and distribution rights and other	51,600	2 to 5	12,585	9,439
In-process research and development	43,100	N/A	—	—

Total	279,500		29,752	22,314
Less: Elimination of Sauflon historical intangible assets and related amortization	592		92	106

Pro forma adjustment	278,908		29,660	22,208

We recognized a deferred tax liability with the offset to goodwill of $60.1 million relating to the intangible assets identified in the table above. The deferred tax liability represents the tax effect of the difference between the estimated fair value of identified intangible assets and the tax basis of the assets. The estimated deferred tax liability was determined by using the U.K. estimated statutory tax rate of 21.5%.

(c)	Acquisition-related Costs

The Company and Sauflon incurred $5.2 million and $0.4 million of acquisition costs, respectively, primarily related to legal and advisory fees in the nine-month period ended July 31, 2014. These costs are reversed in the unaudited pro forma condensed consolidated income statement for the nine months ended July 31, 2014 as they represent non-recurring charges directly related to the acquisition of Sauflon.

The accrued portion of these acquisition costs of $3.5 million is included in the unaudited pro forma condensed consolidated balance sheet at July 31, 2014. In addition, a pro forma adjustment to other current liabilities in the unaudited pro forma condensed consolidated balance sheet at July 31, 2014 was made to recognize direct acquisition-related costs of $7.3 million which are not yet reflected in the historical financial statements.

THE COOPER COMPANIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(d)	Debt Transactions

The Company financed the acquisition with available offshore cash and credit facilities including funds from the new $700 million, senior unsecured term loan agreement entered into on August 4, 2014. This pro forma presentation assumes that the Company utilized the three-year, $700 million term loan, and borrowed approximately $350 million from the Company’s existing multicurrency revolving credit facility. These debt obligation amounts are presented as pro forma adjustments to long term debt in the unaudited pro forma condensed consolidated balance sheet at July 31, 2014.

Sauflon’s short term debt of $1.0 million and long term debt of $84.4 million at July 31, 2014 are presented as repaid in the pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet at July 31, 2014.

(e)	Interest Expense

Pro forma interest expense is presented to include the Company’s new $700 million term loan and the additional $350 million in funds drawn on the existing credit facility, discussed above, along with the reversal of Sauflon’s interest expense for the year ended October 31, 2013 and nine months ended July 31, 2014 as presented below.

The Company incurred debt issuance costs of $0.9 million in connection with the $700 million term loan, which were capitalized as a pro forma adjustment to prepaid expenses and other assets in the unaudited pro forma condensed consolidated balance sheet at July 31, 2014. A pro forma adjustment was also made to write off the remaining balance of debt issuance costs of $1.9 million to prepaid expenses and other current assets related to Sauflon’s term loan and credit facility in the unaudited pro forma condensed consolidated balance sheet at July 31, 2014. The Company’s amortization of these debt issuance costs are included as pro forma adjustments in the unaudited pro forma condensed consolidated statements of income for the year ended October 31, 2013 and the nine-month period ended July 31, 2014. Sauflon’s amortization of debt issuance costs are reversed as pro forma adjustments in the unaudited pro forma condensed consolidated statements of income for the year ended October 31, 2013 and the nine-month period ended July 31, 2014.

	October 31, 2013		July 31, 2014
	USD(‘000)	USD(‘000)	USD(‘000)	USD(‘000)
Company:
Term loan borrowing	700,000		700,000
LIBOR plus 0.75%	0.90%		0.90%

		6,300		4,725
Credit facility borrowing	350,000		350,000
LIBOR plus 1%	1.15%		1.15%

		4,025		3,019
Debt issuance cost amortization expense		306		229

Pro forma adjustment		10,631		7,973

Sauflon:
Term loan and revolving credit balance	64,242		84,378
Average interest rate – EURIBOR/LIBOR plus 2%	2.31%		2.39%

Actual interest expense		(696)		(1,149)
Debt issuance cost amortization expense		(680)		(424)

Pro forma adjustment		(1,376)		(1,573)

Total pro forma adjustment		9,255		6,400

THE COOPER COMPANIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(f)	Provision for Income Taxes

The pro forma presentation of the effect on the provision for income taxes was calculated using the U.K. statutory rate for adjustments related to Sauflon and using the U.S. statutory rate for adjustments related to the Company. The U.K. statutory rate is blended to reflect the timing of statutory tax rate changes during the periods. The adjustments to the provision for income taxes are summarized in the following table:

		12 Months Ending October 31, 2013			9 Months Ended July 31, 2014
Item	Jurisdiction	Pro Forma Adjustment	Tax Rate	Tax (Provision) Benefit	Pro Forma Adjustment	Tax Rate	Tax (Provision) Benefit
		(USD’000)	(%)	(USD’000)	(USD’000)	(%)	(USD’000)
Amortization expense	UK	29,660	21.5	6,377	22,208	21.5	4,775

Interest expense	US	10,631	39.0	4,146	7,973	39.0	3,109

Interest expense	UK	(1,376)	21.5	(296)	(1,573)	21.5	(338)

Selling, general and administrative	UK	—	—	—	(389)	21.5	(84)

				10,227			7,462

(g)	Equity

Sauflon’s historical net assets are eliminated as a pro forma adjustment to the unaudited pro forma condensed consolidated balance sheet at July 31, 2014. In addition, as discussed above in 2(c) and 2(e), pro forma adjustments to retained earnings were made for activities that are not yet reflected in the historical financial statements for acquisition-related costs and the write off of debt issuance costs related to Sauflon’s term loan and credit facilities. These adjustments are not reflected in and do not affect the unaudited pro forma condensed combined statements of income as they are non-recurring.